Exhibit 99.2
VOTE            BY INTERNET - www.proxyvote.com Use            the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy NATIONAL HEALTH REALTY, INC. card in hand when you access the web site and follow the C/O COMPUTERSHARE instructions to obtain your records and to create an electronic P.O. BOX 43078 voting instruction form. PROVIDENCE, RI 02940-3078 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by National Health Realty, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to National Health Realty, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NATHR1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NATIONAL HEALTH REALTY, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I AND II. Vote On Proposals For Against Abstain I . APPROVAL OF THE MERGER OF NATIONAL HEALTH REALTY, INC. WITH AND INTO DAVIS ACQUISITION SUB LLC, AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF NATIONAL HEALTHCARE CORPORATION, IN EXCHANGE FOR 0 0 0 CASH AND SERIES A CONVERTIBLE PREFERRED STOCK OF NATIONAL HEALTHCARE CORPORATION. II. APPROVAL OF THE POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING FOR THE SOLICITATION OF ADDITIONAL VOTES, IF NECESSARY. 0 0 0 III. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY NATIONAL HEALTH REALTY, INC. 100 Vine Street, Suite 1402 Murfreesboro, Tennessee 37130 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Robert G. Adams and/or John K. Lines as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Realty, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 100 Vine Street, Suite 1402, Murfreesboro, Tennessee, on October 25, 2007, at 4:00 P.M. Central time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals listed on the reverse side and more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.